                                              Filed Pursuant to Rule 424(b)(3)
                                         Registration Statement No. 333-113252
                                       3.25% Redeemable Cumulative Convertible
                                 Perpetual Preferred Stock CUSIP No. 185896305

                              CLEVELAND-CLIFFS INC

                 PROSPECTUS SUPPLEMENT DATED SEPTEMBER 24, 2004
                      TO THE PROSPECTUS DATED JULY 22, 2004

         The selling securityholders table on pages 61-65 of the prospectus, as amended, is hereby further amended to update and/or add, as applicable, the information regarding the following entities in the prospectus and their respective amount of 3.25% Redeemable Cumulative Convertible Perpetual Preferred Stock.

                                           NATURAL
                                         PERSON WITH                          PRINCIPAL AMOUNT                   COMMON SHARES
                                          VOTING OR          SHARES OF         OF CONVERTIBLE                     OWNED PRIOR
                                          INVESTMENT         PREFERRED          SUBORDINATED         COMMON         TO THIS
SELLING SECURITYHOLDER                     CONTROL             STOCK             DEBENTURES          SHARES        OFFERING
----------------------                   -----------         ---------        ----------------       ------      -------------
Equitec Group, LLC...................   Daniel Katzner         1,500             1,500,000           24,193           --
Morgan Stanley & Co.                          --
   Incorporated(1)...................                          3,877             3,877,000           62,532           --
Whitebox Diversified Convertible             (3)
   Arbitrage Partners LP(2)..........                          3,000             3,000,000           48,387           --

(1) Morgan Stanley & Co. Incorporated and/or its affiliates have performed financial advisory and investment banking services for Cleveland-Cliffs Inc, including acting as the initial purchaser with regard to the 3.25% Redeemable Cumulative Convertible Perpetual Preferred Stock.

(2) The inclusion of this selling securityholder in the prospectus supplement supercedes the information included in the prospectus.

(3) Andrew Redleaf is the managing member of Whitebox Convertible Arbitrage Advisors LLC, which is the general partner of Whitebox Convertible Arbitrage Partners LP.